U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 31, 2012

BAROSSA COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

311 South State St. #440, Salt Lake City, Utah 84111
(Address of principal executive offices)

(801) 531-0066
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On October 31, 2012, the Registrant's independent accountant declined to stand for re-election due to SEC rules regarding length of time during which independent accountants can serve with regard to a specific registrant..

No report of said accountant has ever contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except as to the Registrant's ability to continue as a going concern due to lack of successful operations.

The decision referred to above was approved by the Registrant's board of directors.

During the Registrant's two most recent fiscal years or any subsequent interim period preceding the change referred to above there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Morrill & Associates, effective October 31, 2012, has been engaged as the Registrant's principal accountant to audit the Registrant's financial statements.

Item 9.01 Financial Statements and Exhibits

EXHIBIT LIST:

The following exhibit is attached hereto:

16.1	Response letter dated October 31, 2012, from former independent accountant.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Barossa Coffee Company, Inc.

Date: October 31, 2012	by: /s/ Thomas G. Kimble
Thomas G. Kimble , President & Secretary/Treasurer
(Chief Executive Officer and Chief Financial Officer)